Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-160822) and Form S-3 (No. 333-164605, No. 333-169815, and No. 333-163395) of American Lorain Corporation of our report dated March 14, 2013 with respect to the consolidated financial statements of American Lorain Corporation, which report appears in this Annual Report on Form 10-K of American Lorain Corporation of the year ended December 31, 2012.

San Mateo, California	WWC, Professional Corporation
April 1, 2013	Certified Public Accountants